SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

CrowdGather, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of Principal Executive Offices)

(818) 435-2472
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On November 20, 2009, CrowdGather, Inc., a Nevada corporation (the “Registrant”) held its 2009 Annual Meeting of stockholders.  At the meeting, the Registrant’s stockholders reelected as directors Sanjay Sabnani, Jonathan Dariyanani, James Sacks, and Chuck Timpe, currently all sitting as directors, each to serve a one-year term and are be subject to reelection next year.  The biographies of Messrs. Sabnani, Dariyanani, Sacks, and Timpe, which are included in the Registrant’s Definitive Proxy Statement filed on October 1, 2009, are hereby incorporated by reference.

Item 7.01	Regulation of FD Disclosure.

Annual Meeting

On November 20, 2009, the Registrant held its annual meeting of shareholders at the Registrant’s offices. During the annual meeting of shareholders, votes were held on the following matters:

1.  To reelect four directors, Sanjay Sabnani, Jonathan Dariyanani, James Sacks, and Chuck Timpe, to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

2. To ratify the selection of Mendoza Berger & Company, LLP as the Registrant’s independent registered public accounting firm for the 2010 fiscal year.

Only stockholders of record at the close of business on October 1, 2009 were entitled to vote at the annual meeting.

Pursuant to the Notice of Annual Meeting of Stockholders filed in conjunction with the Definitive Proxy Statement on October 1, 2009, the inspector of elections determined that the shares represented at the meeting in person and by proxy constituted a quorum. The stockholders approved all of the proposals set forth above and elected the four individuals listed above as directors.  No other business was brought before the Annual Meeting.

The disclosure in Item 5.02 is incorporated herein by reference.

Item 8.01.	Other Events.

The disclosure in Items 5.02 and 7.01 are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: November 20, 2009	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer